Exhibit 10.12

EXECUTION VERSION

SIXTH SUPPLEMENTAL INDENTURE

SIXTH SUPPLEMENTAL INDENTURE (this “Supplemental Indenture”), dated as of August 28, 2026 among EG Global Finance plc, a public limited company incorporated in England and Wales (the “Issuer”), and Deutsche Trustee Company Limited, as Trustee (the “Trustee”).

WHEREAS, the Issuer has heretofore executed and delivered to the Trustee an indenture dated as of November 24, 2023, as supplemented by a first supplemental indenture, dated as of November 14, 2024, among, among others, the Issuer, the Trustee and the guarantors named therein, by a second supplemental indenture, dated as of March 20, 2026, among, among others, the Issuer, the Trustee and the subsequent guarantors named therein, by a third supplemental indenture, dated as of March 25, 2026, among the Issuer, the Trustee and the subsequent guarantor named therein, by a fourth supplemental indenture, dated as of June 26, 2026, among, among others, the Issuer, the Trustee and the subsequent guarantors named therein and by a fifth supplemental indenture, dated as of July 2, 2026, among, among others, the Issuer and the Trustee (as so supplemented, amended or modified from time to time, the “Indenture”), providing for the issuance of Senior Secured Floating Rate Cash Pay / PIK Notes due 2028 (collectively, the “Notes”);

WHEREAS, the Issuer requires certain amendments to be made to the Indenture to amend section 10.04(a) of the Indenture to allow for the release of any and all Security Interests in respect of (a) any Collateral pledged by EGSpresso Limited as grantor, (b) any Liens granted over the Capital Stock of EGSpresso Limited, (c) any Liens granted over receivables owed by EGSpresso Limited to the Parent, (d) any Liens granted over receivables owed to EGSpresso Limited by any member of the Group and (e) any other Collateral comprising assets or property of, or Capital Stock held by or in, EGSpresso Limited (such Collateral, the “EGSpresso Collateral” and such amendments, the “Proposed Amendments”), and has requested the Trustee to join with it in entering into this Supplemental Indenture for the purpose of amending the Indenture in certain respects as permitted by Sections 9.02 and 9.06 of the Indenture;

WHEREAS, pursuant to Section 9.02 of the Indenture, except as otherwise set forth in the Indenture, the Notes Documents may be amended, supplemented or otherwise modified with the consent of Holders of at least a majority in aggregate principal amount of the Notes then outstanding, and subject to certain exceptions, any default or compliance with any provisions thereof may be waived with the consent of the Holders of at least a majority in aggregate principal amount of the Notes then outstanding (collectively, the “Required Consents”);

WHEREAS, the Issuer has solicited and obtained the Required Consents with respect to the Proposed Amendments and, as of the date hereof, no consents of any holder have been validly revoked pursuant to Section 9.04 of the Indenture or otherwise;

WHEREAS, Section 9.04 of the Indenture provides that an amendment, supplement or waiver becomes effective in accordance with its terms and thereafter binds every holder of a Note;

WHEREAS, the Issuer has satisfied all other conditions precedent, if any, provided under the Indenture to enable the Issuer and the Trustee to enter into this Supplemental Indenture, all as certified by an Officer’s Certificate, delivered to the Trustee simultaneously with the execution and delivery of this Supplemental Indenture, as contemplated by Sections 9.02(b) and 9.06 of the Indenture, and as such, this Supplemental Indenture and the Proposed Amendments set forth herein and the Trustee’s entry into this Supplemental Indenture are authorized and permitted under Sections 9.02 and 9.06 of the Indenture;

WHEREAS, the Issuer has delivered to the Trustee simultaneously with the execution and delivery of this Supplemental Indenture an Opinion of Counsel relating to this Supplemental Indenture as contemplated by Sections 9.02(b) and 9.06 of the Indenture;

WHEREAS, pursuant to Sections 9.02 and 9.06 of the Indenture, the execution and delivery of this Supplemental Indenture has been duly authorized by the parties hereto, and all other acts necessary to make this Supplemental Indenture a valid and binding supplement to the Indenture effectively amending the Indenture as set forth herein have been duly taken; and

NOW, THEREFORE, in consideration of the foregoing and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the Issuer and the Trustee mutually covenant and agree for the equal and ratable benefit of the holders of any Notes as follows:

1. CAPITALIZED TERMS. Capitalized terms used herein without definition shall have the meanings assigned to them in the Indenture.

2. AMENDMENTS TO INDENTURE.

a) The following amendments are made to Section 10.04(a) of the Indenture (amended texts of the Indenture are shown in quotation marks below, with additions shown in bold underline and deletions shown in ~~bold strikethrough~~):

“(7) in connection with a Permitted Reorganization; ~~or~~

(8) as otherwise permitted in accordance with this Indenture~~.~~; or

(9) in connection with (a) any Collateral pledged by EGSpresso Limited as grantor, (b) any Liens granted over the Capital Stock of EGSpresso Limited, (c) any Liens granted over receivables owed by EGSpresso Limited to the Parent, (d) any Liens granted over receivables owed to EGSpresso Limited by any member of the Group and (e) any other Collateral comprising assets or property of, or Capital Stock held by or in, EGSpresso Limited.”

3. RELEASE OF EGSPRESSO COLLATERAL. Upon execution of this Supplemental Indenture, and in accordance with Section 10.04(c) of the Indenture, the Security Agent is hereby authorized, directed and instructed to release and discharge all Security Interests, liens, rights and security interests in the EGSpresso Collateral under the Indenture and the Security Documents, and to execute such appropriate instruments evidencing such release.

4. ANCILLARY CONSENTS. The holders of the Notes, by delivery of their Required Consents:

a) Have authorized, directed, instructed and requested the Trustee to enter into this Supplemental Indenture to give effect to the Proposed Amendments; provided that the holders will not hold the Trustee, its employees, officers, directors, affiliates, and agents, predecessors and successors liable for entry into this Supplemental Indenture and that the Issuer will indemnify the Trustee against any and all losses, liabilities and expenses incurred by each of them arising out of or in connection with the entry into this Supplemental Indenture; and

b) Have authorized, directed, instructed and requested the Trustee to effect and implement the Proposed Amendments to enter into such other documents to the extent such other documents are or may be necessary or expedient to give effect to the Proposed Amendments and have empowered, authorized and requested the Trustee to take such other action as may be necessary to give effect thereto.

5. RATIFICATION AND EFFECT. Except as hereby expressly amended, the Indenture is in all respects ratified and confirmed and all the terms, provisions and conditions thereof shall be and remain in full force and effect. Upon and after the execution of this Supplemental Indenture, each reference in the Indenture to “this Indenture,” “hereunder,” “hereof” or words of like import referring to the Indenture shall mean and be a reference to the Indenture as modified hereby.

6. NO RECOURSE AGAINST OTHERS. No past, present or future director, officer, employee, incorporator, stockholder or agent of the Issuer, as such, shall have any liability for any obligations of the Issuer under the Notes, the Indenture, the Notes Guarantees, the Security Documents or this Supplemental Indenture or for any claim based on, in respect of, or by reason of, such obligations or their creation. Each holder by accepting a Note waives and releases all such liability. The waiver and release are part of the consideration for issuance of the Notes.

7. THIS SUPPLEMENTAL INDENTURE, THE INDENTURE, THE NOTES AND THE NOTES GUARANTEES SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK.

8. COUNTERPARTS. The parties may sign any number of copies of this Supplemental Indenture. Each signed copy shall be an original, but all of them together represent the same agreement.

9. EFFECT OF HEADINGS. The Section headings herein are for convenience only and shall not affect the construction hereof.

10. THE TRUSTEE. The Trustee shall not be responsible in any manner whatsoever for or in respect of the validity or sufficiency of this Supplemental Indenture or for or in respect of the recitals contained herein, all of which recitals are made solely by the Issuer.

IN WITNESS WHEREOF, the parties hereto have caused this Supplemental Indenture to be duly executed and attested, all as of the date first above written.

EG GLOBAL FINANCE PLC,

as the Issuer

By:	/s/ Francisco De Barros
Name: Francisco De Barros
Title: Director

[Signature Page to Supplemental Indenture]

DEUTSCHE TRUSTEE COMPANY LIMITED, as the Trustee

By:	/s/ John Woodger
Name: John Woodger
Title: Associate Director

By:	/s/ Adam Wilson
Name: Adam Wilson
Title: Associate Director

[Signature Page to Supplemental Indenture]